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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of American Tower Corporation (formerly American Tower Systems Corporation) on Form S-1, filed pursuant to Regulation 462(b), of our report on the financial statements of MicroNet, Inc. and affiliates sold to American Towers Systems, Inc. dated February 26, 1998, appearing in the Prospectus included in Amendment No. 3 to Registration Statement No. 333-52481 of American Tower Corporation on Form S-1, which is incorporated into this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

Pressman Ciocca Smith LLP
Hatboro, Pennsylvania
July 1, 1998

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